BYLAWS
                                       OF
                      INDUSTRIAL DATA SYSTEMS CORPORATION

                                  1.  OFFICES

     1.01 REGISTERED OFFICE. The registered office of the corporation shall be located at 4350 E. Sunset Road, Suite 101, Henderson, County of Clark, State of Nevada.

     1.02 OTHER OFFICES. In addition to the registered office, other offices may also be maintained by such other place or places, either within or without the State of Nevada, as may be designated from time to time by the board of directors, where any and all business of the corporation may be transacted, and where meetings of the shareholders and of the directors may be held with the same effect as though done or held at said registered office.

                          2.  MEETING OF SHAREHOLDERS

     2.01 ANNUAL MEETINGS. The annual meeting of the shareholders, commencing with the year 1994, shall be held at the registered office of the corporation, or at such other place as may be specified or fixed in the notice of such meetings in the month of or the month preceding the due date of the annual list of the officers and directors of the corporation at such time as the shareholders shall decide, for the election of directors and for the transaction of such other business as may properly come before said meeting.

     2.02 NOTICE OF ANNUAL MEETINGS. Unless notice is waived by the shareholders, the secretary shall mail, in the manner provided in Section 2.05 of these bylaws, or deliver a written or printed notice of each annual meeting to each shareholder of record, entitled to vote thereat, or may notify by telegram, at least ten and not more than sixty days before the date of such meeting.

     2.03 PLACE OF MEETING. The board of directors may designate any place either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Nevada, except as otherwise called, the place of meeting shall be the registered office of the corporation in the State of Nevada, except as otherwise provided in Section 2.06 of these bylaws, entitled "Meeting Without Notice."

     2.04 SPECIAL MEETINGS. Special meetings of the shareholders shall be held at the registered office of the corporation or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the shareholders may be called at any time by the president or secretary, or by a majority of the board of directors then in office, and shall be called by the president with or without board approval on the written request of the holders of record of at least fifty percent (50%) of the number of shares of the corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

     2.05 NOTICE OF MEETINGS. Unless waived by the shareholders, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage prepaid. Notwithstanding the above, if either notice of two consecutive annual meetings and notices of all meetings and actions taken by shareholder consent in the interim or two payments of dividends or interest on securities sent by first class mail during a twelve month period are returned as undeliverable, the giving of further notices is not required. In that event, any action taken without notice to the shareholder shall be deemed to have been taken with notice to the shareholder.

     Any shareholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.
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     2.06  MEETING WITHOUT NOTICE.  If all the shareholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

     2.07 QUORUM AND SHAREHOLDER ACTS. At all shareholders' meetings, the presence in person or by proxy of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven nor more than twenty-one (21) days later, and the secretary shall thereupon give at least three days notice by mail to each shareholder entitled to vote who is absent from such meeting. Except where a higher percentage is expressly required by the bylaws or by law, an act of the holders of the majority of voting shares that are present at a meeting is an act of the shareholders.

     2.08 MODE OF VOTING. At all meetings of the shareholders the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by him and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

     2.09 PROXIES. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. Execution may be accomplished by the signing of the writing by the shareholder or other persons authorized to sign on his behalf, or by causing the signature of the shareholder to be made by any reasonable means including, but not limited to, a facsimile signature. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. Additionally, a shareholder may designate a proxy by transmission of a telegram or cablegram that sets forth sufficient information to determine that the transmission was authorized by the shareholder. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation. At no time shall any proxy be valid which shall be filed less than ten hours before the commencement of the meeting.

     2.10 VOTING LISTS. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, which list for a period of two days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     2.11 CLOSING TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice or to vote for any meeting of shareholders, the board of directors of the corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, such books shall be closed for at least fifteen days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date in any case to be not more than sixty
(60) days, nor less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of a meeting of shareholders, or shareholders entitled to receive payment of a

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dividend, the date of which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determinations of shareholders.

     2.12 VOTING OF SHARES. Subject to the provisions of Section 2.14, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     2.13 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     2.14 ELECTION OF DIRECTORS. Directors shall be elected by a majority vote. At each selection of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. A shareholder does not have a right to cumulate his vote for any one director. A shareholder may only cast a vote for each director to be elected which does not exceed the number of shares owned by that shareholder. Directors of this corporation shall not be elected otherwise.

     2.15 INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

     2.16 ATTENDANCE BY CONFERENCE CALL. Shareholders may participate in a meeting of shareholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Attendance by this method shall constitute presence in person at the meeting.

                                 3.  DIRECTORS

     3.01 GENERAL POWERS. The board of directors shall have the control and general management of the affairs and business of the corporation. Such directors shall in all cases act as a board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these bylaws, the Articles of Incorporation and the laws of the State of Nevada. The board of directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these bylaws.

     3.02 NUMBER OF DIRECTORS. The affairs and business of this corporation shall be managed by a board of directors consisting of at least one member who must be at least eighteen (18) years old.

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     3.03  ELECTION.  The directors of the corporation shall be elected at the annual meeting of the shareholders, except as hereinafter otherwise provided for the filling of vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

     3.04 VACANCIES IN THE BOARD. Any vacancy in the board of directors occurring through the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of directors, shall be filled for the unexpired portion of the director's term by the remaining directors. A majority of the remaining directors shall constitute a quorum, at any special meeting of the board called for the purpose of filling a vacancy on the board, or at any regular meeting thereof.

     3.05 DIRECTORS MEETINGS. The annual meeting of the board of directors shall be held each year immediately following the annual meeting of the shareholders. Other regular meetings of the board of directors shall from time to time by resolution be prescribed. No further notice of such annual or regular meeting of the board of directors need by given.

     3.06 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the board of directors called by them.

     3.07 NOTICE. Notice of any special meeting shall be given at least twenty-four hours previous thereto by written notice if personally delivered, or five days previous thereto if mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.08 CHAIRMAN. At all meetings of the board of directors, the president shall serve as chairman, or in the absence of the president, the directors present shall choose by majority vote a director to preside as chairman.

     3.09 QUORUM AND MANNER OF ACTING. A majority of the directors shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, the majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such. Directors may participate in the meeting by telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

     3.10 REMOVAL OF DIRECTORS. Any one or more of the directors may be removed either with or without cause at any time by the vote or written consent of the shareholders representing two-thirds of the issued and outstanding capital stock entitle to voting power. However, if cumulative voting is provided under Section 2.14, a particular director may not be removed if any shareholder who has the ability to elect the director does not consent to his removal.

     3.11 VOTING. At all meetings of the board directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

     3.12 COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any of attendance at each meeting of the board, and may be paid a fixed sum for attendance at meetings or a stated salary of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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     3.13  PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                            4.  EXECUTIVE COMMITTEE

     4.01 NUMBER AND ELECTION. The board of directors may, in its discretion, appoint from its membership one or more Executive Committee(s). Each committee shall include at least one director and may include natural persons who are not directors. Each committee member shall serve at the pleasure of the board of directors.

     4.02 AUTHORITY. An Executive Committee is authorized to take any action which the board of directors could take, except that an Executive Committee shall not have the power either to issue or authorize the issuance of shares of capital stock, to amend the bylaws, or to take any action specifically prohibited by the bylaws, or a resolution of the board of directors. Any authorized action taken by an Executive Committee shall be as effective as if it had been taken by the full board of directors.

     4.03 REGULAR MEETINGS. Regular meetings of an Executive Committee may be held within or without the State of Nevada at such time and place as the Executive Committee may provide from time to time.

     4.04 SPECIAL MEETINGS. Special meetings of an Executive Committee may be called by or at the request of the president or any member of the Executive Committee.

     4.05 NOTICE. Notice of any special meeting shall be given at least one day previous thereto by written notice, telephone, telegram or in person. Neither the business to be transacted, nor the purpose of a regular or special meeting of an Executive Committee need be specified in the notice or waiver of such notice of such meeting. A member may waive notice of any meeting of an Executive Committee. The attendance of a member at any meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     4.06 QUORUM. A majority of the members of an Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee; provided that if fewer than a majority of the members are present at said meeting a majority of the members present may adjourn the meeting from time to time without further notice.

     4.07 MANNER OF ACTING. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of an Executive Committee, and said Committee shall keep regular minutes of its proceedings which shall at all times be open for inspection by the board of directors. Members of an Executive Committee may participate in a meeting by telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

     4.08 PRESUMPTION OF ASSENT. A member of an Executive Committee who is present at a meeting of the Executive Committee at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member of an Executive Committee who voted in favor of such action.

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                                  5.  OFFICERS

     5.01 NUMBER. The officers of the corporation shall be a president, a treasurer and a secretary and such other or subordinate officers as the board of directors may from time to time elect. One person may hold the office and perform the duties of one or more of said officers. No officer need be a member of the board of directors.

     5.02 ELECTION, TERM OF OFFICE, QUALIFICATIONS. The officers of the corporation shall be chosen by the board of directors and they shall be elected annually at the meeting of the board of directors held immediately after each annual meeting of the shareholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his office until his successor has been duly chosen and has qualified, or until his death, or until he resigns or has removed in the manner hereinafter provided.

     5.03 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors at any time whenever in its judgment the best interests of the corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     5.04 VACANCIES. All vacancies in any office shall be filled by the board of directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.

     5.05 PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general supervision over the business of the corporation and over its several officers, subject, however, to the control of the board of directors. He may sign, with the treasurer or with the secretary or any other proper officer of the corporation authorized by the board of directors, certificates for shares of the capital stock of the corporation; may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation; and in general shall perform all duties incident to the duties of the president, and such other duties as from time to time may be assigned to him by the board of directors.

     5.06 VICE PRESIDENT. If the board elects a vice president, such vice president shall in the absence or incapacity of the president, or as ordered by the board of directors, perform the duties of the president, or such other duties or functions as may be given to him by the board of directors from time to time.

     5.07 TREASURER. The treasurer shall have the care and custody of all the funds and securities of the corporation and deposit the same in the name of the corporation in such bank or trust company as the board of directors may designate; he may sign or countersign all checks, drafts and orders for the payment of money and may pay out and dispose of same under the direction of the board of directors, and may sign or countersign all notes or other obligations of indebtedness of the corporation; he may sign with the president or vice president, certificates for shares of stock of the corporation; he shall at all reasonable times exhibit the books and accounts to any director or shareholder of the corporation under application at the office of the company during business hours; and he shall, in general, perform all duties as from time to time may be assigned to him by the president or by the board of directors. The board of directors may at its discretion require that each officer authorized to disburse the funds of the corporation be bonded in such account as it may deem adequate.

     5.08 SECRETARY. The secretary shall keep the minutes of the meetings of the board of directors and also the minutes of the meetings of the shareholders; he shall attend to the giving and serving of all notices of the corporation and shall affix the seal of the corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; he may sign certificates for shares of stock of the corporation; he may sign or countersign all checks, drafts and orders for payment of money; he shall have charge of the certificate book and such other books and papers as the board may direct; he shall keep a stock book containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places or residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereof, and he shall, in general, perform

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all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     5.09 OTHER OFFICERS. The board of directors may authorized and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

     5.10 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, as may be required by the board of directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the president or vice president certificates for shares of the capital stock of the corporation, the issue of which have been authorized by resolution of the board of directors. The assistant treasurer and assistant secretaries shall, in general, perform such duties as may be assigned to them by the treasurer or the secretary respectively, or by the president or by the board of directors.

                 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Except as hereinabove stated otherwise, the corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers of directors of this corporation.

                    7.  CONTRACTS, LOANS CHECKS AND DEPOSITS

     7.01 CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     7.02 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors or approved by a loan committee appointed by the board of directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

     7.03 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolutions of the board of directors.

     7.04 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                               8.  CAPITAL STOCK

     8.01 CERTIFICATES FOR SHARES. Certificates for shares of stock of the corporation shall be in such form as shall be approved by the incorporators or by the board of directors. The certificates shall be numbered in the order of their issue, shall be signed by the president or the vice president and by the secretary or the treasurer, or by such other person or officer as may be designated by the board of directors; and the seal of the corporation shall be a fixed thereto, which said signatures of the said duly designated officers and of the seal of the corporation. Every certificate authenticated by a facsimile of such signatures and seal must be countersigned by a transfer agent to be appointed by the board of directors, before issuance.

     8.02 TRANSFER OF STOCK. Shares of the stock of the corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign, and transfer the same on the books of the corporation, signed by

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the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary documents. Such transfer shall be made on the books of the corporation upon surrender thereof so signed or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

     8.03 REGULATIONS. The board of directors may make such rules and regulations as it may deem expedient not inconsistent with the bylaws or with the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

     8.04 LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorized such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                 9.  DIVIDENDS

     9.01 The corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided in the laws of Nevada.

     9.02 Dividends on the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.

     9.03 The board of directors may close the transfer books in its discretion for a period not exceeding fifteen (15) days preceding the date fixed for holding any meeting, annual or special of the shareholders, or the day appointed for the payment of a dividend.

     9.04 Before payment of any dividend or making any distribution or profits, there may be set aside out of funds of the corporation available for dividends, such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any such other purpose as the directors shall think conducive to the interest of the corporation, and the directors shall modify or abolish any such reserve in the manner in which it was created.

                                   10.  SEAL

     The board of directors shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the corporation, the year of its incorporation and the words "Corporate Seal, State of Nevada".

                             11.  WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the laws of the State of Nevada, or under the provisions of the articles of incorporation, a waiver in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                              12.  DOCUMENT COPIES

     Except as provided in Section 8.01 and where otherwise limited by law, any photocopy, facsimile copy, or other reliable reproduction of any writing may be substituted for the original writing or any original signature affixed thereto for any corporate purpose for which the original could be used, provided that the copy or reproduction is a complete reproduction of the entire original writing.

                                13.  AMENDMENTS

     These bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the shareholders by a vote of the shareholders owning a majority of the shares and entitled to vote thereat. These bylaws may also be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the board of directors of the corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of the amendment adopted by the shareholders. If cumulative voting is provided, no amendment may restrict the rights of any shareholder to elect or remove directors except by the unanimous vote of all shareholders.

     The undersigned, being the secretary of INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation, hereby acknowledges that the above and foregoing bylaws were duly adopted as the bylaws of said corporation on the 22nd day of June, 1994.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 22nd day of June, 1994.

                                          /s/  LEISA C. STILWELL
                                               LEISA C. STILWELL, Secretary

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